Exhibit 99.1/ PRESS RELEASE: JUNE 14, 2012


POWER REIT DECLARES A
DIVIDEND OF $0.10 / SHARE


WEST BABYLON, NY, June 14, 2012. On June 14, 2012, the board of trustees of Power REIT declared a cash dividend of $ 0.10 per common share payable on July
6, 2012 to shareholders of record as of June 25, 2012.